Exhibit 99.1

NeuroOne® Announces Expansion of Existing Distribution Agreement with Zimmer Biomet for Commercialization of OneRF™ Ablation System

License Provides Exclusive Commercialization Rights for US Distribution and Certain OUS Markets

Agreement expected to boost NeuroOne sales revenue and profitability

EDEN PRAIRIE, Minn. – October 31, 2024 (GLOBE NEWSWIRE) – NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announced the execution of an amendment to its existing distribution agreement with Zimmer Biomet that will provide Zimmer Biomet with certain exclusive rights to distribute NeuroOne’s OneRF™ Ablation System for use in the brain.

NeuroOne will receive an upfront payment of $3 million with the potential to earn an additional milestone payment if certain performance criteria is achieved. NeuroOne expects that the agreement will generate meaningful revenue and drive improved profitability for the Company.

The OneRF Ablation System is the only FDA cleared radiofrequency ablation system in the United States for both diagnostic and therapeutic use. It has been used in a number of ablation cases since its limited launch in April. Cases were reported as being successful using the same device to identify the brain tissue triggering seizure activity and ablate the targeted tissue to reduce or eliminate brain-related seizure activity. In addition, the technology has the potential to reduce hospital stays, number of surgeries and adverse events while offering temperature control to enhance patient safety. The devices are initially placed in the operating room. To date, all the ablations have been performed at the patient’s bedside saving additional operating costs while allowing the patient to be diagnosed and treated in one hospitalization instead of multiple visits.

“The expanded agreement with Zimmer Biomet to include distribution of our OneRF Ablation System is a significant catalyst for the Company,” says Dave Rosa, president and CEO of NeuroOne. “We are confident that the partnership will allow NeuroOne to leverage Zimmer Biomet’s leadership position in robotic technology and extensive distribution channel both in the United States and abroad. As the world’s first FDA cleared system for both diagnostic and therapeutic procedures, our ablation system provides clear advantages over existing competitive electrode technologies. We look forward to continuing to expand the indications for use in the future.”

Brian Hatcher, President, SET and CMFT at Zimmer Biomet said, “We are excited to expand the relationship with NeuroOne to include the OneRF Ablation System, which builds on our existing agreement to distribute NeuroOne’s Cortical and sEEG diagnostic electrode technology, and we look forward to launching this product in the near future.”

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit www.nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the potential for the expanded distribution agreement to increase revenues and profitability, the potential to receive any milestone payment, the potential for future FDA submissions for additional ablation applications, business strategy, market size, potential growth opportunities, and future operations. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks related to our ability to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@nmtc1.com